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                                                                     Exhibit 16



September 24, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Ladies and Gentlemen:


                     Re: The Tracker Corporation of America, Inc.
                         ----------------------------------------


We have read Item 4 of The Tracker Corporation of America, Inc.'s Form S-K/A dated September 24, 1998 and are in agreement with the statements contained in the first paragraph therein.


Yours very truly,



PricewaterhouseCoopers LLP